EXHIBIT 4.5

REGISTRATION RIGHTS AGREEMENT, entered into as of the Effective Date (as defined below), by and between PHYTOMEDICAL TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and the Person who is a signatory hereto (the “Signatory”).

In consideration of the mutual promises herein contained and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION

CERTAIN DEFINITIONS

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto to in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 6.6.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person.  For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement.

 “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are closed.

“Commission” means the Securities and Exchange Commission.

 “Common Shares” means shares of the Company's common stock, $0.00001 par value, or such securities that such stock shall hereafter be reclassified into.

 “Company” means PhytoMedical Technologies, Inc.

"Cutback Shares" means any of the Target Registration Amount of Registrable Securities not included in any of the Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415.

“Effectiveness Date” means the date that the Registration Statement is declared effective by the Commission.

“Effectiveness Period” has the meaning set forth in Section 2.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” has the meaning ascribed thereto in Section 2.1 hereof.

 “Holder” or “Holders” means the holder or holders, as the case may be, from time to time, of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5.3.

“Indemnifying Party” has the meaning set forth in Section 5.3.

“Initial Registration Minimum” means a number of Registrable Securities equal to the lesser of (i) the total number of Registrable Securities and (ii) the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415 as advised by the staff of the Commission (the “Staff”) in a written comment letter or otherwise (which number shall be no less than one-third of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement, unless the Staff expressly requires otherwise).

“Offering” means the offering of  maximum of 13,350,000 units (the “Units”) in accordance with the Subscription Agreement.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan of Distribution” has the meaning set forth in Section 2.1.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the Unit Shares and (ii) the Warrant Shares.  Shares shall cease to be Registrable Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (b) been sold to the public in accordance with Rule 144, (c) otherwise transferred and new certificates for them not bearing a Securities Act restrictive legend have been delivered by the Company, or (d) as to any Holder, become eligible to be sold in a single sale in accordance with Rule 144.  Notwithstanding anything herein to the contrary any shares owned by any Holder which may be sold pursuant to 144(k), as of the date of the filing of the Registration Statement, shall not be included in any such Registration Statement.

“Registration Statement” means the registration statements required to be filed hereunder with respect to the Registrable Securities including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) the Securities Act, and (ii) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff.

“SEC Share Reduction” shall have the meaning ascribed to it in Section 2.1 below.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Shareholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Signatory” has the meaning ascribed thereto in the preamble to this Agreement.

“Subscription Agreement” means the several Subscription Agreements between the Company and the individual subscribers executing the same, including the Company, dated for reference as September 12, 2007, between the Company and the Signatory pursuant to which the Signatory subscribed for Units.

“Target Registration Amount” shall have the meaning set forth in Section 2.1 hereof.

“Target Registration Shortfall” shall have the meaning set forth in Section 2.1 hereof.

“Units” has the meaning ascribed thereto in this Section 1.

SECTION 2

REGISTRATION RIGHTS

2.1

Shelf Registration.  (a)

Within 45 days from the Closing Date (the “Filing Date”) the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of 100% of the Registrable Securities (the “Target  Registration Amount”)on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form SB-2 (except if the Company is not then eligible to register for resale the Registrable Securities on Form SB-2, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain  substantially the “Plan of Distribution” attached hereto as  Exhibit A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act within 120 days of the Closing Date (the “Required Effectiveness Date”), and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders, but in no event for more than four (4) years following the Effective Date (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time. The Company shall immediately notify the Holders via facsimile or e-mail of the effectiveness of a Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall on the Business Day after the Effective Date file a final Prospectus with the Commission as required by Rule 424.

(b)

In the event the Company fails to file the Registration Statement by the Filing Date for any reason other than Subscriber’s failure to provide information requested by the Company for the completion and filing of the Registration Statement, the Company shall pay to Subscriber as liquidated damages (and not as a penalty) two percent (2%) of the Aggregate Purchase Price, prorated, for each 30 day period until the Registration Statement is filed with the SEC. If the Registration Statement is not declared effective by the Commission by the Required Effectiveness Date, the Company shall pay to Subscriber, as liquidated damages (and not as a penalty), an amount equal to 1.5% of the Aggregate Purchase Price, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission for the period from the Required Effectiveness Date until the first anniversary date of the Closing Date; any liquidated damages payable hereunder shall be paid in cash by the Company to Subscriber by wire transfer in immediately available funds on the last day of each calendar month following the event requiring its payment. Anything herein to the contrary notwithstanding no liquidated damages shall be payable hereunder if the failure to cause the Registration Statement to be declared effective by the Required Effectiveness Date is due to an SEC Share Reduction (as defined below).

(c)

Notwithstanding the foregoing, if the Company is advised by the Staff of the Commission in a written comment letter that it is not eligible to effect the registration of the Registrable Securities under Rule 415 promulgated under the 1933 Act because of the number of shares sought to be included in the Registration Statement, then the Company may reduce (an “SEC Share Reduction”) the number of shares covered by such Registration Statement to the maximum number which would enable the Company to effect such registration in accordance with the provisions of Rule 415 (“Rule 415 Eligible”).  In the event of an SEC Share Reduction, the priority of the Registrable Securities to be included in the Registration Statement shall be as follows: the Unit Shares, next the Warrant Shares issuable upon exercise of the Class A Warrant, and then the Warrant Shares issuable upon exercise of the Placement Warrant.  Any cut back of Registrable Securities will be applied pro rata to each holder in proportion to the number of Unit Shares held by each Holder.  In the event that, due to an SEC Share Reduction or otherwise, any Registration Statement filed hereunder shall (when combined with any previous Registration Statements that are current and effective) register a number of shares of Common Stock which less than the Target Registration Amount (a “Target Registration Shortfall”), then the unregistered portion of the Target Registration Amount (the “Target Registration Shortfall Amount”) shall be included in the next Additional Registration Statement (in accordance with Section 3(b) below).

(c)

In the event of an SEC Share Reduction, the Company shall prepare and file an additional Registration Statement no later than 45 days following the later of (i) the date that is sixty (60) days after the date substantially all (as such term is then interpreted by the Commission) of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date that is six (6) months following the date of effectiveness of the most recently effective Registration Statement or Additional Registration Statement filed hereunder.  The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date (the “Additional Registration Effectiveness Deadline”) or as promptly as practicable in the event the Company is required to increase its authorized shares.

2.2  Piggy-Back Registrations.  If at any time prior to the expiration of the Effectiveness Period (i) the Company shall determine to file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), and (ii) there is not then a Registration Statement in effect with respect to the Registrable Securities, then the Company shall send to the Signatory written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Signatory shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities the Signatory requests to be registered, except that if, (i) inclusion of such shares would result in the offering not being Rule 415 Eligible, or (ii) in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Signatory has requested inclusion hereunder (i) as would enable the offering to be Rule 415 Eligible or (ii) as the underwriter shall permit;

2.3

Expenses of Registration.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market or exchange on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities pursuant to the NASD/FINRA Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company;, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent otherwise provided for in the Subscription Agreement, any legal fees or other costs of the Holders.

SECTION 3

OBLIGATIONS OF THE COMPANY WITH RESPECT TO THE FILING OF A REGISTRATION STATEMENT

In connection with the Company's registration obligations hereunder, the Company shall:

(a)

Not less than five (5) Business Days prior to the filing of the Registration Statement and not less than one (1) Business Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than five (5) Business Days after the Holders have been so furnished copies of a Registration Statement or one (1) Business Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement (with such changes as may be required to reasonably comply with all then applicable federal and state securities laws) as Exhibit B (the “Selling Shareholder Questionnaire”) not less than two Business Days prior to the Filing Date or by the end of the fourth Business Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) (i)

Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)

Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Business Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Business Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the  Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of the Registration Statement or Prospectus; provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law;  provided, further, notwithstanding each Holder's agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(d)

Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)

Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f)

 Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g)

Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)

If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(i)

Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(j) Comply with all applicable rules and regulations of the Commission.

(k) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons that have voting and dispositive control over the Registrable Securities beneficially owned by the Holder. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Business Days of the Company's request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

SECTION 4

FURNISH INFORMATION

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 or 3 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities. The Company may require, at any time prior to the Filing Date, each Holder to furnish to the Company a statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission and the Holder is not an individual, the controlling person thereof, within three business days of the Company’s request.

SECTION 5

INDEMNIFICATION

5.1

By the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and the Placement Agent, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder or the Placement Agent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, “ Losses ”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Exhibit A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

5.2

Indemnification By Selling Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Exhibit A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

5.3

Conduct of Indemnification Proceedings.

(a)

If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

             (b)

  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the expense of one such counsel for each Holder shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

           (c)    Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

5.4

Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion in proportion to the securities offered by and sold by each under such Registration Statement; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.6

Survival.  The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.

SECTION 6

GENERAL PROVISIONS

6.1

Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

6.2

Compliance.  Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

6.3

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number, if any, specified in this Agreement no later than 6:30 p.m. (New York City  time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

Phytomedical Technologies, Inc.

100 Overlook Drive, 2nd Floor

Princeton, NJ   08540

Telephone: (800) 611-3388

Facsimile: (604) 659-5029

Attention:  Chief Financial Officer

With copies to:

Sierchio Greco & Greco, LLP

110 East 59th Street, 29th Floor

New York, New York 10022

Attention: Joseph Sierchio, Esq.

Facsimile: (212) 486-0208

If to a Holder:

To the address of such Holder as it appears in the stock transfer books of the Company,

Or, such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder.  Each Holder may assign their respective rights hereunder in the manner and to the Persons as may be permitted under the Subscription Agreement.

6.5

Counterparts.  This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.6

Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c) (iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable.

6.7

Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

6.8

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without terms that may be invalid, illegal, void or unenforceable.

6.9

Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.10

Shares Held by the Company and its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, the Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

6.11

Independent Nature of Holders' Obligations and Rights.

The Holder who is a party to this Agreement, acknowledges that the Company is entering into substantially identical agreements with other holders of the Company’s Registrable Securities; each such agreement being deemed a separate and independent agreement between the Company and such other Holders, except that each Holder acknowledges and consents to the rights granted to each other Holder under such agreements. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and neither Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose.

6.12.

Entire Agreement.  This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

6.13

Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.14

Costs and Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.15

Adjustments for Stock Splits and Certain Other Changes.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.16

Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)

make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during the Effectiveness Period; and

(b)

use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act during the Effectiveness Period.

6.17

Governing Law.   The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the dates and year set forth opposite their respective names.

EFFECTIVE DATE:	PhytoMedical Technologies, Inc.
By:
Name: Title:
Telephone:
Facsimile

For Individuals:

Company:

Execution Date:
Signed:
Print:
Title (if applicable):
Address:
Telephone:
Facsimile:

Exhibit A

To the Registration Rights Agreement

Plan of Distribution

Each Selling Stockholder, or his pledgees, assignees and successors-in-interest of the common stock may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

·

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·

an exchange distribution in accordance with the rules of the applicable exchange;

·

privately negotiated transactions;

·

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

·

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

·

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

·

a combination of any such methods of sale; or

·

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD/FINRAR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD/FINRAR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, or (iii) FOUR (4)  years from the date that the registration statement was ordered effective by the Commission. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Exhibit B

To the Registration Rights Agreement

PHYTOMEDICAL TECHNOLOGIES, INC.

Selling Stockholder Notice and Questionnaire

To:

PhytoMedical Technologies, Inc.

100 Overlook Drive, 2nd Floor

Princeton, NJ  08540

Facsimile:

(604) 659-5029

The undersigned (the “Selling Stockholder”) is the beneficial owner of _____________ shares of common stock (the “Unit Shares”) of PhytoMedical Technologies, Inc. a Nevada corporation (the “Company”), __________ Class A Warrants entitling the Holder to purchase up to ____________ shares of the Company’s common stock (the “Class A Warrant Shares”) and__________ Class A Warrants entitling the Holder to purchase up to ____________ shares of the Company’s common stock (the “Class B Warrant Shares”). The Unit Shares, the Class A Warrant Shares and the Class B Warrant Shares are collectively referred  to as the “Registrable Securities.”

The Selling Stockholder understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement ”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Your responses to the questions set forth in the Questionnaire will be utilized in connection with the preparation of a Registration Statement.  The information requested in the Questionnaire is for your protection and that of the Company.  The information supplied in response to the Questionnaire will be used to assure that the information included in the Registration Statement will be correct.  Accordingly, great care should be exercised in completing the Questionnaire.

Certain legal consequences arise from being named as a selling security holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Registration Statement and the related prospectus. Certain terms used in the Questionnaire are italicized, and definitions of such italicized terms are provided in Annex A to the Questionnaire.

NOTICE

The undersigned Selling Stockholder of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement. In connection therewith, the undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)

Full Legal Name of Selling Stockholder

(b)

Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

 (c)

Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Address:

Telephone:

Fax:

Name of Contact Person:

3. Share Ownership.  Please identify the number of shares of the Company, or any of its parents or any subsidiary's equity securities that you beneficially own as of the date of the Questionnaire. Include all shares of the Company’s securities which are (i) registered in your name, including shares registered in your name as trustee, executor, custodian, pledgee, agent or nominee, either alone or with others, (ii) owned beneficially by you or any associate of yours, or (iii) registered in the name of a nominee or in street name, including any such shares held for the account of any of the above.

Name and Address of Record Owner	Type of Security	No. of Shares and % of Class	Type of Ownership (trust, partnership, direct, personal, etc.)

Rights to Acquire Shares.  Please identify on the following table the number of shares of the Company’s equity securities which you have the right to acquire (including stock options, warrants, conversion or otherwise) within (60) days of the proposed effective date.  Include in this table all rights to acquire the Company’s securities which are (i) registered in your name, including shares registered in your name as trustee, executor, custodian, pledgee, agent or nominee, either alone or with others, (ii) owned beneficially by you or any associate of yours, or (iii) registered in the name of a nominee or in a street name, including any such shares held for the account of the above.

Name of Record Owner	Type of Security	Number of Shares	Type of Ownership (trust, partnership, direct, personal, etc.)

Disclaimer of Beneficial Ownership.  Do you wish to disclaim shares beneficially owned and reported above for purposes other than for use in the Registration Statement?

ANSWER:

YES

NO

NOTE: You may wish to consult with counsel regarding this disclaimer as it may be important not only in connection with securities laws, but also because, without it, your reporting the ownership of such shares might be construed as an admission of ownership for other purposes, such as short swing trading liabilities.

If “yes,” please provide the information requested in the following table with respect to the person(s) who should be shown as the beneficial owner(s) of the shares in question:

Class of Stock	Number of Shares Beneficially Owned	Name of Actual Beneficial Owner	Relationship of Such Person to You

Please explain the nature of any indirect ownership (i.e., “as trustee for children,” “by wife,” “by Trust,” "through partnership," "through limited liability company," etc.):

3. Broker-Dealer Status:

(a)

Are you an FINRA member, a person associated or affiliated with a FINRA member or an underwriter or related person with respect to the proposed public offering?  Please identify any FINRA member with whom you are associated or affiliated and describe your relationship to that member.  If you are a “private investment group,” such as a hedge fund, investment partnership or other group of purchasers, please answer this question to the best of your knowledge not only with respect to yourself but also with respect to all persons comprising such group since those persons are considered by the FINRA to be the beneficial owners of the Company’s securities held by the group.

Yes o   No  o

(b)

If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes o     No o

Note:

If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)

Are you an affiliate of a broker-dealer?

Yes o  No o

(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes o  No o

Note:

If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Relationships with the Company:

(a)

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors, family members, or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

 (b)

Please state whether you know of any arrangements made or to be made by any person, or any transaction already effected:

•

to limit or restrict the sale of common stock during the period of the offering of the common stock to be registered by the Registration Statement;

•

to stabilize the market for the common stock; or

•

to withhold commissions or otherwise to hold each underwriter or dealer responsible for the distribution of his participation in the contemplated offering of the common stock.

Acknowledgements

The undersigned hereby agrees to notify the Company promptly of any inaccuracies or changes in the foregoing information which should be made as a result of any developments, including the passage of time.

The understands and acknowledges that the Company will rely on the information set forth herein for purposes of preparing and filing the Registration Statement covering an underwritten public offering of the Company’s securities. By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 4 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

The understands that material misstatements or the omission of material facts in the Registration Statement may give rise to civil and criminal liabilities to the Company, to each officer and director of the Company signing the Registration Statement and other persons signing the Registration Statement. I will notify the Company and its legal counsel (Sierchio Greco & Greco, LLP) of any misstatement of a material fact in the Registration Statement or any amendment thereto, and of the omission of any material fact necessary to make the statements contained therein not misleading, as soon as practicable after a copy of the Registration Statement or any such amendment has been provided to me.  I will promptly notify the Company and its legal counsel (Sierchio Greco & Greco, LLP) of any change in the foregoing information which occurs prior to the effective date of the Registration Statement.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_______________________

Beneficial Owner:_____________________

By:________________________________

Name:

Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND

QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

PhytoMedical Technologies, Inc.

100 Overlook Drive, 2nd Floor

Princeton, NJ  08540

Facsimile:  (604) 659-5029

ANNEX A

Definitions

The term “affiliate” means a person or entity that directly or indirectly through one or more intermediaries  controls, or is controlled by, or is under common control with, another person.

The term “arrangement” means any plan, contract, authorization or understanding, whether or not set forth in a formal document.

The term “associate” as used throughout the Questionnaire, means (a) any corporation or organization (other than the Company or any subsidiary) of which you are an officer, director, member or partner or of which you are, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar capacity, (c) your spouse, (d) any relative of your spouse or any relative of yours who has the same home as you or who is a director or officer or key executive of the Company or any subsidiary, (e) any partner, syndicate member or person with whom you have agreed to act in concert with respect to the acquisition, holding, voting or disposition of shares of the Company’s securities.

The term “beneficially,” when used in connection with the ownership of securities, means (a) any interest in a security which entitles you to any of the rights or benefits of ownership even though you may not be the owner of record or (b) securities owned by you directly or indirectly, including those held by you for your own benefit (regardless of how registered) and securities held by others for your benefit (regardless of how registered), such as by custodians, brokers, nominees, pledges, etc., and including securities held by an estate or trust in which you have an interest as legatee or beneficiary, securities owned by a partnership of which you are a partner, securities held by a personal holding company of which you are a shareholder, shares held by a public company of which you are a director, officer or holder of more than a 5% interest, and securities held in the name of your spouse, minor children and any relative of yours (sharing the same home) or your spouse.

A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(1)

voting power which includes the power to vote, or to direct the voting of, such security; and/or

(2)

investment power which includes the power to dispose, or to direct the disposition, of such security.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person specified, whether through the ownership of voting securities, by contract or otherwise.

A “control person” of a specified person is a person that directly or indirectly through one or more intermediaries, controls the person specified.

The term “executive officer(s)” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any person who performs similar policy making functions for the Company (or other entity that may be indicated).

The term “family relationship” means any relationship by blood, marriage or adoption, not more remote than first cousin.

The term “immediate family” includes the spouse; parents; children; siblings; mothers and fathers-in-law; sons and daughters-in-law; and brothers and sisters-in-law of the person specified.

The term “material relationship” has not been defined by the SEC.  However, the SEC has indicated that it will probably construe as a “material relationship” any relationship which tends to prevent arms-length bargaining in dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise.  It seems prudent, therefore, to consider that you would have such a relationship, for example, with any organization of which you are an officer, director, trustee or partner or in which you own, directly or indirectly, 5% or more of the outstanding voting stock, or in which you have some other substantial interest, and with any person or organization with whom you have, or with whom any relative or spouse (or any other person or organization as to which you have any of the foregoing other relationships) has, a contractual relationship.

The FINRA defines a “member” as being any broker or dealer or individual, partnership, corporation or other legal entity admitted to membership in the FINRA or any officer or partner of such a member, or the executive representative of such a member or the substitute for such a rep